ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto International Microcomputer Software, Inc., ___________________ shares of the Common Stock of Access Propeller Holdings, Inc. (the "Corporation") standing in its name on the books of the Corporation represented by Certificate No. ____________. The undersigned does hereby irrevocably constitute and appoint
_____________________ [counsel to or transfer agent for AP] Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:__________________

                                                 DIGITAL CREATIVE
                                                 DEVELOPMENT CORPORATION


                                                 -------------------------------
                                                 Gary Herman, CEO